Exhibit 99.4

Porta Systems Corp.
(Copper Products Division)

Financial Statements
Year Ended December 31, 2009

Porta Systems Corp.
(Copper Products Division)
Index

Report of Independent Certified Public Accountants

To the Board of Directors and Stockholders
Porta Systems Corp.
(Copper Products Division)
Syosset, New York

We have audited the accompanying balance sheet of Porta Systems Corp. (Copper Products Division) as of December 31, 2009 and the related statements of operations and comprehensive loss, divisional capital and cash flows for the year then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Porta Systems Corp. (Copper Products Division) at December 31, 2009 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

BDO USA, LLP
August 4, 2010
Melville, New York

Porta Systems Corp.
(Copper Products Division)
Balance Sheet
(In Thousands)

December 31, 2009
Assets
Current:
Accounts receivable - trade, less allowance for doubtful accounts of $11	$1,172
Inventories	3,348
Prepaid expenses and other current assets	209
Deferred tax assets	646
Total current assets	5,375

Property, plant and equipment, less accumulated depreciation and amortization	1,259
Other assets	56
Total Assets	$6,690
Liabilities and Divisional Capital
Current:
Accounts payable	$3,216
Accrued expenses and other current liabilities	1,802
Total current liabilities	5,018
Commitments and contingencies
Divisional capital:
Net divisional capital	7,404
Accumulated other comprehensive loss: Foreign currency translation adjustment	(5,732)
Total Divisional capital	1,672

Total Liabilities and Divisional Capital	$6,690

See accompanying notes to financial statement.

Porta Systems Corp.
(Copper Products Division)
Statement of Operations and Comprehensive Loss
(In Thousands)

Year ended December 31, 2009
Net sales	$21,398
Cost of sales	17,121
Gross profit	4,277
Selling, general and administrative expenses	4,059
Research and development expenses	832
Total operating expenses	4,891
Loss from operations	(614)
Income tax benefit	570
Net loss	$(44)
Foreign currency translation adjustments	(589)
Net comprehensive loss	$(633)

See accompanying notes to financial statements.

Porta Systems Corp.
(Copper Products Division)
Statement of Divisional Capital
(In Thousands)

	Net Divisional Capital	Accumulated Other Comprehensive Loss	Total Divisional Capital
Balance, January 1, 2009	$8,635	$(5,143)	$3,492
Net loss	(44)	-	(44)
Foreign currency translation adjustment	-	(589)	(589)
Net advances to Porta Systems Corp.	(1,187)	-	(1,187)
Balance, December 31, 2009	$7,404	$(5,732)	$1,672

See accompanying notes to financial statements.

Porta Systems Corp.
(Copper Products Division)
Statement of Cash Flows
(In Thousands)

Year ended December 31, 2009
Cash flows from operating activities:
Net loss	$(44)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	251
Inventory reserves	223
Provision for losses on accounts receivable	(6)
Changes in operating assets and liabilities:
Accounts receivable	3,024
Inventories	1,331
Prepaid expenses and other current assets	(12)
Deferred tax assets	(611)
Accounts payable	(1,495)
Accrued expenses and other current liabilities	(536)
Net cash provided by operating activities	2,125
Cash flows from investing activities:
Capital expenditures, net	(127)
Net cash used in investing activities	(127)
Cash flows from financing activities:
Net advances to Porta Systems Corp.	(1,187)
Net cash used in financing activities	(1,187)
Effect of exchange rate changes on cash	(811)
Net change in cash	-
Cash and cash equivalents, beginning of year	-
Cash and cash equivalents , end of year	$-

Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$-
Cash paid for income taxes	$261

See accompanying notes to financial statements.

Porta Systems Corp.
(Copper Products Division)
Notes to Financial Statements
(In Thousands)

1.	Background and Basis of Presentation
c)    Nature of Operations

Porta Systems Corp.’s Copper Products Division (the “Copper Products Division” or the “Company”) designs, manufactures and markets systems for the connection, protection, testing and administration of public and private telecommunications lines and networks. The Company has various patents for copper and software based products that support voice, data, image and video transmission. The Company’s principal customers are foreign and domestic telephone companies.

d)    Basis of Presentation

The Company is a division of Porta Systems Corp. (“Porta Systems”). On May 19, 2010, Tii Network Technologies, Inc. acquired all of the assets (exclusive of cash) and assumed certain operating liabilities, primarily accounts payable and accrued expenses, of the Copper Products Division of Porta Systems  for cash consideration of approximately $8,150, subject to future purchase price adjustments, as defined in the acquisition agreement. The Copper Products Division is comprised of two wholly owned subsidiaries located in the United Kingdom and Mexico, as well as domestic assets, liabilities, sales and expenses exclusively related to copper products and allocations of costs of Porta Systems not exclusively related to copper products.  Accordingly, the accompanying financial statements only include the accounts of the Porta Systems Copper Products Division as well as certain allocated costs (see Note 8). The Company’s management believe the allocations are reasonable and approximate those expenses that would have been incurred had the Company operated as a separate entity, however, these allocated costs and expenses are not necessarily the costs and expenses that would have been incurred had the business been operated as a separate entity. All significant transactions and balances between the United Kingdom and Mexican subsidiaries and the Copper Products Division accounts located within Porta Systems have been eliminated in combination.

Porta Systems Corp.
(Copper Products Division)
Notes to Financial Statements
(In Thousands)

2.	Summary of Accounting Policies	a) Revenue Recognition
Our sales are derived from the sale of our products. Product sales are recorded when there is persuasive evidence of the arrangement, usually a customer purchase order, the products are shipped, title passes to the customer, and the price is fixed and determinable and probable of collection. Once a product is shipped, we have no acceptance or other post-shipment obligations precluding revenue recognition. Provisions for estimated sales allowances, returns and losses are accrued at the time revenues are recognized, based on historical experience.

b) Concentrations of Credit Risk
Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of accounts receivable.
c) Accounts Receivable

Accounts receivable are customer obligations due under normal trade terms. The Company sells its products directly to customers and distributors involved principally in the telecommunications industry. The Company performs continuing credit evaluations of its customers’ financial condition.

The Company records an allowance for doubtful accounts receivable based on specifically identified amounts that it believes to be uncollectible. The Company also records additional allowances based on certain percentages of its aged receivables, which are determined based on historical experience and its assessment of the general financial conditions affecting its customer base. If the Company’s actual collection experience changes, revisions to its allowance may be required. The Company has a limited number of customers with individually large amounts due at any given balance sheet date.

d) Inventories

Inventories are stated at the lower of cost (on the average or first-in, first-out methods) or fair market value. Inventory amounts reflect an inventory obsolescence reserve that represents the difference between the cost of the inventory and its estimated market value. This reserve is calculated based on historical usage and projected sales. Actual results may differ from our estimates.

Porta Systems Corp.
(Copper Products Division)
Notes to Financial Statements
(In Thousands)

e) Property, Plant and Equipment

Property, plant and equipment are carried at cost. Leasehold improvements are amortized over the shorter of the term of the lease or the estimated lives of the related assets. Depreciation is computed using the straight-line method over the related assets’ estimated lives.

f) Accounting for the Impairment of Long-Lived Assets

Long-lived assets are evaluated for impairment when events or changes in circumstances indicate the carrying amount of the assets may not be recoverable through the estimated undiscounted future cash flows from the use of these assets. For 2009, management determined that there was no impairment of the long lived assets.

g) Income Taxes

Deferred income taxes are generally recognized based on the differences between the tax bases of assets and liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years, and tax benefits of net operating loss carry forwards. Further, the effects of tax law or rate changes are included in income as part of deferred tax expense or benefit for the period that includes the enactment date. A valuation allowance is recorded to reduce net deferred tax assets to amounts that are more likely than not to be realized.

h) Foreign Currency Translation

Assets and liabilities of foreign subsidiaries are translated at year-end rates of exchange, and revenues and expenses are translated at the average rates of exchange for the year. Gains and losses resulting from foreign currency translation are accumulated and recorded as a separate component of divisional capital. Gains and losses resulting from foreign currency transactions (transactions denominated in a currency other than the functional currency) are included in operations.

i) Shipping and Handling Costs
Shipping and handling costs are included as a component of cost of sales.
j) Research and Development
Costs for research and development activities are expensed as incurred.

Porta Systems Corp.
(Copper Products Division)
Notes to Financial Statements
(In Thousands)

k) Comprehensive Loss

Comprehensive loss, in addition to net loss, includes as income or loss, foreign currency translation which is included in divisional capital on the balance sheet.  The Company has reported a comprehensive loss in the amount of $633 for the year ended December 31, 2009.

l) Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Among the more significant estimates included in these financial statements are the inventory reserves, the deferred tax asset valuation allowance, accrued expenses and various expense allocations (see Note 8). Actual results could differ from those estimates.

m) Subsequent Events
Events subsequent to December 31, 2009 were evaluated until the date the financial statements were available to be issued which was August 4, 2010.

3.	Accounts Receivable
Senior management reviews accounts receivable on a monthly basis to determine if any receivables will potentially be uncollectible. Included in the overall allowance for doubtful accounts are any accounts receivable balances that are determined to be uncollectible, along with a general reserve. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. Based on the information available to management, it believes the allowance for doubtful accounts as of December 31, 2009 is adequate. However, actual write-offs may differ from the recorded allowance.  The allowance for doubtful accounts was $11 as of December 31, 2009.

4.	Inventories	Inventories consist of the following (net of $1,095 in reserve):

December 31, 2009
Parts and components	$2,366
Work-in-process	446
Finished goods	536
Total	$3,348

Porta Systems Corp.
(Copper Products Division)
Notes to Financial Statements
(In Thousands)

5.	Property, Plant and Equipment	Property, plant and equipment consist of the following:

December 31, 2009		Estimated Useful Lives
Land	$132	-
Buildings	870	20 years
Machinery and equipment	1,243	3-8 years
Furniture and fixtures	319	5-10 years
Transportation equipment	48	4 years
Tools and molds	1,944	8 years
Leasehold improvements	7	Lesser of lease term or estimated useful life
	4,563
Less: accumulated depreciation and amortization	3,304
Property, plant and equipment, net	$1,259

Total depreciation and amortization expense amounted to approximately $251 for the year ended December 31, 2009.

6.	Income Taxes	The benefit (provision) for income taxes consists of the following:

Year ended December 31, 2009
Federal current provision	$-
Federal deferred provision	-
State and foreign current provision	(41)
Recognition of the realizability of previously provided foreign valuation allowances	611
Total	$570

The domestic and foreign components of income (loss) from operations before benefit (provision) for income taxes were as follows:

Year ended December 31, 2009
United States	$(1,008)
Foreign	394
Loss from operations before income taxes	$(614)

Porta Systems Corp.
(Copper Products Division)
Notes to Financial Statements
(In Thousands)

The Company’s tax provision consisted of state and foreign taxes.

Porta Systems has unused United States tax net operating loss (“NOL”) carryforwards of approximately $48,359 expiring through 2029. Due to a 2008 change in ownership which resulted from the restructuring of the Porta System’s debt, the ability of Porta Systems to use its NOL was limited in accordance with Internal Revenue Code section 382. Porta Systems’ carryforward utilization of the NOL is limited to approximately $10,900 of the NOL, representing the portion that arose prior to the change in control. The carryforward amounts are subject to review by the Internal Revenue Service (IRS). In addition, the Company has foreign NOL carryforwards of approximately $3,617 with indefinite expiration dates.

The components of the Company’s deferred tax assets, net of the valuation allowance, as of December 31, 2009 are as follows:

December 31, 2009
Benefits of tax loss carryforwards	$5,842
Inventories	372
Allowance for doubtful accounts	4
Depreciation	(39)
Accrued commissions	35
6,214
Valuation allowance	(5,568)
Deferred tax assets, net	$646

Effective January 1, 2007, management adopted Financial Accounting Standards Board Interpretation No. 48, Accounting for uncertainty in Income Taxes (“FIN 48”or “FASB ASC 740-10”).  FASB ASC 740-10 prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  As of such date, the Copper Products Division did not have any unrecognized tax benefits, and there was no effect on its financial condition or results of operation as a result of implementing FASB ASC 740-10.

Porta Systems Corp.
(Copper Products Division)
Notes to Financial Statements
(In Thousands)

Porta Systems files U.S. federal income tax returns as well as income tax returns in various states and foreign jurisdictions.  Porta Systems may be subject to examination by the Internal Revenue Service (‘IRS”) for calendar years 2006 through 2009 under the normal statute of limitations. Additionally, any net operating losses that were generated in prior years and utilized in these years may also be subject to examination by the IRS.  Generally, for state tax purposes, Porta Systems’ 2005 though 2009 tax years remain open for examination by the tax authorities under a four year statute of limitations; however certain states may keep their stature open for six to ten years.

No provision was made for U.S. income taxes on the undistributed earnings of the foreign subsidiaries as the earnings of the foreign subsidiaries have been included in the Copper Products Division’s taxable income as a result of a 2008 pledge of the stock of the foreign subsidiaries.  The inclusion of such earnings in income did not result in tax expense as such amount was offset by the US tax loss carryforward and the US current operating tax loss which were available at such time. At December 31, 2009 it was not practical to determine the amount of withholding tax that would be payable upon remittance of the earnings.

At December 31, 2009 the Copper Products Division did not have any accrued interest or penalties associated with any unrecognized tax benefits, nor was any interest expense recognized thereafter

7.	Net Divisional Capital
Net divisional capital represents the excess of Copper Products Division assets over liabilities. Net advances made by the Copper Products Division to Porta Systems Corp. are reported as a reduction of net divisional capital in the accompanying statement of divisional capital.

8.	Allocations
In connection with the preparation of the Copper Products Division’s financial statements as described in Note 1, all balance sheet and income statement accounts that were directly attributable to the Division were identified and carved-out of the books and records of Porta Systems.  Those accounts include accounts receivable, inventories, deferred tax assets, property, plant and equipment, net sales, certain operating expenses and income tax expense and benefit.  Certain accounts, including prepaid expenses and other assets, accounts payable, accrued expenses and other current liabilities, cost of sales and certain operating expenses, reflect a combination of specific identification and allocation.  Management also identified various other operating expenses that were not directly attributable to any specific division or subsidiary of Porta Systems.  A portion of these expenses was allocated to the Copper Products Division based on different assumptions and methods.

Porta Systems Corp.
(Copper Products Division)
Notes to Financial Statements
(In Thousands)

The following table summarizes expenses which were allocated to the Division during the year ended December 31, 2009 and the related method of allocation utilized by management:

Year ended December 31, 2009		Method of Allocation
Allocated Cost of Sales:
Overhead absorption in excess of standard	$1,487	Percentage of revenues
Other allocated cost of sales	778	Percentage of revenues
Total allocated cost of sales	$2,265

Allocated Selling, General and Administrative Expenses:
Corporate and operating support salaries and benefits	$910	Percentage of revenues
Professional and director fees	636	Percentage of revenues
Rent and occupancy expenses	400	Analysis of square footage
Other corporate and operating support expenses	99	Percentage of revenues
Total allocated selling, general and administrative expenses	$2,045

Management has determined that a percentage of revenue method is the most appropriate way to allocate non-direct COGS as inventory is not produced for stock. Since the Company does not continuously build and stock inventory the non-direct costs related to the manufacturing process are most closely related to the period sales.  Management believes that a revenue based allocation methodology properly reflects the portion of such expenses which were utilized and consumed by the Copper Products Division.

Corporate, operating and other selling, general and administrative related costs were allocated in relationship to the amount of time incurred.   Management has determined that time is incurred proportional to the number of transactions for each division, which is closely related to revenue, and therefore these costs are allocated as a percentage of revenue.  Rent and occupancy expenses were allocated based upon an analysis of square footage used by the Copper Products Division in relation to total square footage occupied by Porta Systems Corp.

Porta Systems Corp.
(Copper Products Division)
Notes to Financial Statements
(In Thousands)

Allocations included in the Copper Products Division’s balance sheet reflect the same allocation methodology and percentage that was applied to the related expense within the Copper Products Division’s statement of operations; i.e. accrued professional fees included in the Company’s balance sheet reflect the same revenue based allocation percentage that such fees reflect within the Company’s statement of operations.

Porta Systems bank debt and related interest expense, which predominately related to a previously liquidated division, was not allocated to the Copper Products Division in the accompanying financial statements.

The Company’s management believes that the allocated expenses are reasonable and approximate those expenses that would have been incurred had the Division operated as a separate entity.
9.	Employee Benefit Plan
Porta Systems maintains the Porta Systems Corp. 401(k) Savings Plan for the benefit of eligible employees, as defined in the Savings Plan agreement. Participants contribute a specified percentage of their base salary up to a maximum of 15%. Porta Systems will match a participant’s contribution by an amount equal to 25% of the first 6% contributed by the participant. A participant is 100% vested in all balances credited to his account, including Porta System’s contribution. Contributions attributed to the Copper Products Division amounted to approximately $26 for the year ended December 31, 2009.

10.	Commitments and Contingencies
At December 31, 2009, Porta Systems and its subsidiaries leased manufacturing and administrative facilities and equipment under a number of operating leases. Porta Systems is required to pay increases in real estate taxes on the facilities in addition to minimum rents. The Copper Products Division incurred rent and occupancy expenses of approximately $544 for the year ended December 31, 2009.

11.	Major Customers and Concentrations of Credit Risk	The following table sets forth information as to sales to each customer or customer group that accounted for 10% or more of the Copper Products Division’s sales in 2009:

Year ended December 31, 2009	Dollars	%
Customer A	$10,107	47%
Customer A and its systems integrators*	10,602	50%
Customer B	5,367	25%

Porta Systems Corp.
(Copper Products Division)
Notes to Financial Statements
(In Thousands)

*Sales to Customer A are included in the sales and percentages figures on the line “Customer A and its systems integrators”.

12.	Fair Value of Financial Instruments
Management follows the provisions of FASB ASC- 820 which defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC- 820 establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs).

The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy under ASC- 820 are described as follows:

• Level 1— Unadjusted quoted prices in active markets for identical assets or liabilities that are accessible at the measurement date.

•  Level 2— Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs include quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability; and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

• Level 3— Inputs that are unobservable for the asset or liability.

The carrying amounts of accounts receivable and accounts payable are a reasonable estimate of fair value because of the short term maturity of these instruments.  The Company does not have any other assets, liabilities or financial instruments that are required to be fair valued.